United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

DIAMOND HILL INVESTMENT GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	DHIL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

Diamond Hill Investment Group, Inc. (the "Company") has reported its results of operations for the fiscal quarter ended December 31, 2019, as described in Company's press release dated February 27, 2020, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02    Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers

Compensatory Arrangements of Certain Officers
On February 27, 2020, Paul A. Reeder, a director of the Board of Directors (the “Board”) of Diamond Hill Investment Group, Inc. (the “Company”), notified the Company that he will be retiring from the Board at the conclusion of his current term which ends in conjunction with the Company’s Annual Meeting of Shareholders to be held on April 28, 2020 (the “Annual Meeting”). In connection with his retirement, he requested that the Company not nominate him for re-election at the Annual Meeting.

Item 8.01    Other Events

The Board of Directors (the "Board") of the Registrant has approved a share repurchase program where the Board has authorized management to repurchase Diamond Hill Investment Group, Inc. common shares having an aggregate purchase price of up to $50,000,000. The share repurchase program, effective immediately, is described in Registrant's press release dated February 27, 2020, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by the Registrant dated February 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	February 27, 2020	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer